UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2010

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission

File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 3.02 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 16, 2010, Arrowhead Research Corporation (the “Company”) entered into an Exchange Agreement with two holders of Calando Series A Preferred Stock, pursuant to which the Company issued warrants to purchase an aggregate of up to 3,906,250 shares of Company common stock (the “Warrants”) in exchange for 1,562.5 of Series A Preferred Stock of Calando Pharmaceuticals, Inc. (the “Series A Shares”). Calando Pharmaceuticals is a majority-owned subsidiary of the Company. The Series A Shares have an aggregate liquidation preference of $3,906,250 in the event Calando consummates certain transactions including a license agreement, partnership agreement or sale of assets, as set forth in Calando’s Articles of Incorporation. The Series A Shares are convertible into 2,709,630 shares of Calando common stock at the election of the holder. A copy of the Exchange Agreement is filed herewith as Exhibit 10.1.

The Warrants have an exercise price of $0.50 per share and are exercisable starting 6 months and 1 day from the date of issue. The Warrants expire 5 years from the date of issue. The Warrants were issued in a private placement transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. The form of Warrant is filed herewith as Exhibit 4.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock

10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 22, 2010

ARROWHEAD RESEARCH CORPORATION

By:	/S/ KENNETH A. MYSZKOWSKI
Kenneth Myszkowski
Chief Financial Officer